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                                                                  Exhibit 10.16

                              STANDSTILL AGREEMENT

                  This Standstill Agreement is made and entered into as of May 15, 2000 between Wit Capital Group, Inc., a Delaware corporation ("Parent"), and E*TRADE Group, Inc., a Delaware corporation ("E*TRADE").

                  In order to induce each other to enter into negotiations regarding certain strategic transactions pursuant to which Parent may issue shares of its common stock to E*TRADE, and in consideration of the representations, warranties, covenants and agreements contained herein, and intending to be legally bound, the parties hereto agree as follows:

         1. PROHIBITED TRANSACTIONS INVOLVING E*TRADE. For a period of eighteen
(18) months from the date hereof, and, if the merger contemplated by that certain Agreement and Plan of Merger (the "Merger Agreement"), dated as of May 15, 2000 among Parent, Wit SoundView Corp., a Delaware corporation and wholly owned subsidiary of Parent, and E*OFFERING Corp., a California corporation ("E*OFFERING"), occurs, for a period of six (6) years and six (6) months after the completion of such merger, E*TRADE will not, and will cause each "affiliate" or "associate" (collectively referred to as an "Affiliate") of E*TRADE as such terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), not to:

                  (1) purchase, acquire or beneficially own or offer or agree to purchase, acquire or beneficially own, whether directly or indirectly or alone or in concert with others, by purchase, gift or otherwise, an aggregate of 19.9% or more of any class of voting securities of Parent or any successor to or Affiliate of Parent by merger, consolidation, sale of assets, combination or otherwise (such successor or Affiliate being referred to as a "Successor");

                  (2) make, or in any way participate in, whether directly or indirectly or alone or in concert with others, any "solicitation" of "proxies" (as such terms are defined or used in Regulation 14A under the Exchange Act) or become a "participant" in any "election contest" (as such terms are defined or used in Rule 14a-11 under the Exchange Act) with respect to Parent or any Successor or seek to advise or influence any person (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to the voting of any voting securities of Parent or any Successor; or execute any written consent in lieu of a meeting of holders of any class of voting securities of Parent or any Successor;

                  (3) initiate, propose or otherwise solicit shareholders for the approval of one or more shareholder proposals with respect to Parent or any Successor as described in Rule 14a-8 under the Exchange Act;

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                  (4) acquire or affect the control of Parent or any Successor or directly or indirectly form, join or in any way participate in or encourage the formation of any "group" (within the meaning of Section 13(d)(3) of the Exchange Act) which owns or seeks to acquire beneficial ownership of voting securities of Parent or any Successor;

                  (5) acquire, offer to acquire or agree to acquire, whether directly or indirectly or alone or in concert with others, by purchase, exchange or otherwise, all or substantial portions of the assets, tangible and intangible, of Parent or any Successor;

                  (6) arrange, or in any way participate in or encourage, directly or indirectly, any financing for the purchase of voting securities or assets of Parent or any Successor by any person who, after giving effect to such purchase, would own 19.9% or more of any class of voting securities of Parent or any Successor;

                  (7) (i) seek, whether alone or in concert with others, to propose any business combination to Parent or any Successor or the holders of their voting securities, or (ii) except through a representative nominated or elected to the Board of Directors of Parent or any Successor in accordance with the terms of any further written agreements between the parties, otherwise, seek to control, change or influence the management, board of directors or policies of Parent or any Successor or nominate any person as a director of Parent or any Successor who is not nominated by the then incumbent directors, or propose any matter to be voted upon by the holders of voting securities of Parent or any Successor, whether pursuant to the proxy rules of the Securities and Exchange Commission or otherwise;

                  (8) encourage or render advice to or make any recommendation or proposal to any person or other entity to engage in any of the actions covered by this Section 1, or render advice with respect to voting securities of Parent or any Successor;

                  (9) announce an intention to do, or enter into any arrangement or understanding with any person to do, any of the actions restricted or prohibited under this Section 1; or

                  (10) propose or announce any proposal to amend or terminate the provisions of this Section 1.

         The foregoing restrictions shall not prohibit or limit a nominee or designee of E*TRADE who serves on the Board of Directors of Parent from engaging in lawful acts in his or her fiduciary capacity as a director.

         2. PROHIBITED TRANSACTIONS INVOLVING PARENT. For a period of eighteen
(18) months from the date hereof, and, if the merger contemplated by that certain Merger Agreement occurs, for a period of six (6) years and six (6) months after the completion of such merger, Parent will not, and will cause each Affiliate of Parent not to:


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                  (1) purchase, acquire or beneficially own or offer or agree to purchase, acquire or beneficially own, whether directly or indirectly or alone or in concert with others, by purchase, gift or otherwise, an aggregate of 19.9% or more of any class of voting securities of E*TRADE or any Successor to or Affiliate of E*TRADE by merger, consolidation, sale of assets, combination or otherwise;

                  (2) make, or in any way participate in, whether directly or indirectly or alone or in concert with others, any "solicitation" of "proxies" (as such terms are defined or used in Regulation 14A under the Exchange Act) or become a "participant" in any "election contest" (as such terms are defined or used in Rule 14a-11 under the Exchange Act) with respect to E*TRADE or any Successor or seek to advise or influence any person (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to the voting of any voting securities of E*TRADE or any Successor; or execute any written consent in lieu of a meeting of holders of any class of voting securities of E*TRADE or any Successor;

                  (3) initiate, propose or otherwise solicit shareholders for the approval of one or more shareholder proposals with respect to E*TRADE or any Successor as described in Rule 14a-8 under the Exchange Act;

                  (4) acquire or affect the control of E*TRADE or any Successor or directly or indirectly form, join or in any way participate in or encourage the formation of any "group" (within the meaning of Section 13(d)(3) of the Exchange Act) which owns or seeks to acquire beneficial ownership of voting securities of E*TRADE or any Successor;

                  (5) acquire, offer to acquire or agree to acquire, whether directly or indirectly or alone or in concert with others, by purchase, exchange or otherwise, all or substantial portions of the assets, tangible and intangible, of E*TRADE or any Successor;

                  (6) arrange, or in any way participate in or encourage, directly or indirectly, any financing for the purchase of voting securities or assets of E*TRADE or any Successor by any person who, after giving effect to such purchase, would own 19.9% or more of any class of voting securities of E*TRADE or any Successor;

                  (7) (i) seek, whether alone or in concert with others, to propose any business combination to E*TRADE or any Successor or the holders of their voting securities, or (ii) except through a representative nominated or elected to the Board of Directors of E*TRADE or any Successor in accordance with the terms of any further written agreement between the parties, otherwise, seek to control, change or influence the management, board of directors or policies of E*TRADE or any Successor or nominate any person as a director of E*TRADE or any Successor who is not nominated by the then incumbent directors, or propose any matter to be voted upon by the holders of voting securities of E*TRADE or any Successor, whether pursuant to the proxy rules of the Securities and Exchange Commission or otherwise;


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                  (8) encourage or render advice to or make any recommendation or proposal to any person or other entity to engage in any of the actions covered by this Section 2, or render advice with respect to voting securities of E*TRADE or any Successor;

                  (9) announce an intention to do, or enter into any arrangement or understanding with any person to do, any of the actions restricted or prohibited under this Section 2; or

                  (10) propose or announce any proposal to amend or terminate the provisions of this Section 2.

         In the event that, and for so long as, E*TRADE is required by the Securities and Exchange Commission to account for its investment in Parent under the equity method of accounting, Parent shall cooperate with E*TRADE to provide such information as may be necessary for E*TRADE to comply with its public reporting requirements under such method in a timely manner.

         3. CERTAIN DEFINITIONS. For the purposes of this Standstill Agreement,
(a) the term "voting securities" shall mean (i) any securities which are entitled to vote upon the election of directors or the merger, consolidation, sale of assets or similar extraordinary matters, whether such securities are entitled to vote on such matters in all events or only upon the occurrence of a default or other contingencies, or (ii) any direct or indirect options, warrants or other rights to acquire, or any securities convertible into or exchangeable for, whether presently or only at some determinable or indeterminable date in the future and whether without any contingency or subject to any contingency or contingencies, any security described in (i) above; (b) the term "beneficially own" shall have the meaning ascribed thereto in Regulation 13D of the Exchange Act except that there shall be no requirement that any person have the right to acquire such beneficial ownership within sixty (60) days; (c) securities constituting a right to acquire, or which are convertible into or exchangeable for, other securities shall be considered to be of the same class as such underlying securities on an as exercised, exchanged or converted basis unless such securities are themselves voting securities and have different voting rights than such underlying securities; and (d) the term "person" refers to any natural person as well as any corporation, partnership, limited liability company, trust or other entity of any sort whatsoever or any group or organization.

         4. REPRESENTATIONS AND WARRANTIES. Each of the parties to this Standstill Agreement represents and warrants with respect to itself that such party is duly authorized to execute, deliver and perform this Standstill Agreement, that this Standstill Agreement has been duly executed by such party and that this Standstill Agreement is a valid and binding agreement of such party, enforceable against such party in accordance with its terms.


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         5. SPECIFIC PERFORMANCE. Each of the parties to this Standstill
Agreement acknowledges and agrees that in the event of any breach of this Agreement, the non-breaching party would be irreparably harmed and could not be made whole by monetary damages. Each party therefore agrees that in the event of a breach of this Standstill Agreement, the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of this Standstill Agreement. Such remedies shall, however, be cumulative and not exclusive, and shall be in addition to any other remedy which a party may have.

         6. MISCELLANEOUS. This Standstill Agreement shall be construed in accordance with and governed by the laws of the State of Delaware without regard to conflicts or choice of law provisions. This Standstill Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

                  IN WITNESS WHEREOF, this Standstill Agreement has been duly executed by the parties hereto all as of the date first written above.

                                      WIT CAPITAL GROUP, INC.


                                      By: /s/ RONALD READMOND
                                          -----------------------------------
                                      Name: Ronald Readmond
                                      Title: Vice Chairman, Co-Chief Executive
                                             Officer and President


                                      E*TRADE GROUP, INC.


                                      By: /s/ THOMAS A. BEVILACQUA
                                      Name:  Thomas A. Bevilacqua
                                      Title: Chief Stregic Investment Officer


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